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                                                                     EXHIBIT 4.1
                          [FRONT OF STOCK CERTIFICATE]

                                 DEVELOPPEMENT
                                   CLINICHEM
                                  DEVELOPMENT

     CONSTITUEE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS
            INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

       LE CAPITAL-ACTIONS AUTORISE DE LA SOCIETE EST CONSTITUE D'UN NOMBRE
        LIMITE DE 1 000 ACTIONS ORDINAIRES, D'UN NOMBRE ILLIMITE D'ACTIONS ORDINAIRES DE CATEGORIE A ET D'UN NOMBRE LIMITE DE 1 000 ACTIONS
                           ORDINAIRES DE CATEGORIE B.

THE AUTHORIZED SHARE CAPITAL OF THE CORPORATION CONSISTS OF A LIMITED NUMBER OF 1,000 COMMON SHARES, AN UNLIMITED NUMBER OF CLASS A COMMON SHARES AND A LIMITED
                     NUMBER OF 1,000 CLASS B COMMON SHARES.

                               CUSIP 186906 10 3

                                NUMERO - NUMBER

                                ACTIONS - SHARES

Les presentes attestent que
This certifies that

est le detenteur enregistre de
is the registered holder of

ACTIONS ORDINAIRES DE CATEGORIE A SANS VALEUR NOMINALE ENTIEREMENT LIBEREES ET NON SUJETTES A APPELS DE VERSEMENTS DU CAPITAL-ACTIONS DE

                          DEVELOPPEMENT CLINICHEM INC.

     L'inscription des transferts des actions representees par ce certificat ne peut etre faite aux livres de la Societe que par le detenteur inscrit en personne ou par son mandataire dument autorise par ecrit sur remise de ce certificat dument endosse, sous reserve des exigences des lois regissant la Societe.

     Ce certificat n'est valide que s'il est contresigne par l'agent des transferts et inscrit par l'agent charge de la tenue des registres de la Societe.

     EN FOI DE QUOI, la Societe a fait signer ce certificat par ses officiers dument autorises.

CLASS A COMMON SHARES WITHOUT PAR VALUE, FULLY PAID AND NOT SUBJECT TO CALLS, OF THE SHARE CAPITAL OF

                           CLINICHEM DEVELOPMENT INC.

     Entry of the transfers of the shares represented by this certificate may be made in the books of the Corporation only by the registered holder in person or by his attorney duly authorized in writing, upon surrender of this certificate properly endorsed, subject to compliance with the requirements of the laws governing the Corporation.

     This certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers.

Date/Dated:

CONTRESIGNE ET INSCRIT - COUNTERSIGNED AND REGISTERED
TRUST GENERAL DU CANADA, Montreal, Toronto
GENERAL TRUST OF CANADA, Montreal, Toronto
AGENT DES TRANSFERTS ET AGENT CHARGE DE LA TENUE DES REGISTRES
TRANSFER AGENT AND REGISTRAR

PAR - PER:
           ---------------------------------------------------
            REPRESENTANT AUTORISE - AUTHORIZED REPRESENTATIVE

LE PRESIDENT,                          LE CHEF DE LA DIRECTION FINANCIERE,


PRESIDENT                              CHIEF FINANCIAL OFFICER

L'INSCRIPTION DU TRANSFERT DES ACTIONS REPRESENTEES PAR CE CERTIFICAT PEUT ETRE FAITE AUX PRINCIPALES PLACES D'AFFAIRES DE TRUST GENERAL DU CANADA A MONTREAL ET A TORONTO.

REGISTRATION OF THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE AT THE PRINCIPAL OFFICES OF GENERAL TRUST OF CANADA IN MONTREAL AND TORONTO.
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                          [BACK OF STOCK CERTIFICATE]

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LE TEXTE QUI SUIT EST UN SOMMAIRE DES DROITS,           THE FOLLOWING IS A SUMMARY OF THE RIGHTS, PRIVILEGES,
PRIVILEGES, CONDITIONS ET RESTRICTIONS AFFERENTS AUX    CONDITIONS AND RESTRICTIONS ATTACHING TO THE CLASS A
ACTIONS ORDINAIRES DE CATEGORIE A DU CAPITAL-ACTIONS    COMMON SHARES OF THE SHARE CAPITAL OF THE
DE LA SOCIETE DONT LE TEXTE COMPLET SERA FOURNI, SANS   CORPORATION, THE FULL TEXT OF WHICH WILL BE PROVIDED
FRAIS, SUR DEMANDE.                                     WITHOUT CHARGE UPON REQUEST.

ACTIONS ORDINAIRES DE CATEGORIE A                       CLASS A COMMON SHARES

Les porteurs d'actions ordinaires de categorie A, tout  The holders of Class A Common shares, as for the holders
comme les porteurs d'actions ordinaires ou d'actions    of Common Shares or Class B Common Shares, are entitled
ordinaires de categorie B, ont droit a un vote par      to one vote per share except for the right of the holders
action sous reserve du droit des porteurs d'actions     of the Class B Common Shares to elect one of the directors
ordinaires de categorie B d'elire un administrateur     of the Corporation. Concurrently with the holders of Common
de la Societe. Concurremment avec les porteurs          Shares and Class B Common Shares, the holders of Class A
d'actions ordinaires et d'actions ordinaires de         Common Shares are entitled to receive such dividends as the
categorie B, les porteurs d'actions ordinaires de       Board of Directors of the Corporation may declare and in
categorie A ont droit de recevoir les dividendes que    event of the liquidation or dissolution of the Corporation,
le conseil d'administration de la Societe peut          to receive, after the holders of Class B Common Shares,
declarer et de recevoir, apres les porteurs d'actions   the remaining assets of the Corporation.
ordinaires de categorie B, le reliquat des biens de
la Societe en cas de dissolution ou de liquidation.

Tel que plus amplement decrit aux status constitutifs   As described in the Articles of Incorporation as amended of
amendes de la Societe, les actions ordinaires de        the Corporation, the Class A Common Shares evidenced hereby
categorie A representees par les presentes sont         are subject to an option to purchase in favour of the holder
sujettes a une option d'achat en faveur du detenteur    of the majority of the outstanding Class B Common Shares of
de la majorite des actions ordinaires de categorie B    the Corporation, such option is for a determined purchase
en circulation de la Societe; cette option d'achat      price and expires at a precise date.
est pour un prix determine et se termine a une date
precise.

     Pour valeur recue, le (la) soussigne(e) vend,         For value received, the undersigned hereby sells,
cede et transporte, par les presentes, a                assigns and transfers unto

       INDIQUER LE NUMERO D'ASSURANCE (BOX)(BOX)(BOX)-(BOX)(BOX)(BOX)-(BOX)(BOX)(BOX) PLEASE INSERT SOCIAL INSURANCE
              SOCIALE DU CESSIONNAIRE                                                 NUMBER OF TRANSFEREE


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                                                                                   actions ordinaires de categorie A
---------------------------------------------------------------------------------------------- Class A Common Shares
du capital-actions representees par le present         of the share capital represented by the within certificate,
certificat et constitue par les presentes              and does hereby irrevocably constitute and appoint

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son mandataire irrevocable, avec plein droit de        his/her attorney to transfer the said shares on the securities
delegation des pouvoirs conferes, pour le transfert    registers of the within named Corporation with full power
desdites actions dans les registres des valeurs        of substitution.
mobilieres de la Societe.

Date------------------------------------------------


                                                       Signature----------------------------------------------------

Temoin
Witness---------------------------------------------

AVIS: LA SIGNATURE A CETTE CESSION DOIT CORRESPONDRE,
EN TOUS POINTS, AU NOM TEL QU'ECRIT AU RECTO OU
CERTIFICAT, SANS AUCUNE ADDITION, ALTERATION OU
MODIFICATION.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE
CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT, OR ANY CHANGE WHATEVER.

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